                                                                   Exhibit 10.21





                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "AGREEMENT") is made and entered into as of June 23, 1997 (the "EFFECTIVE DATE"), by and between QUIDEL CORPORATION, a Delaware corporation (the "COMPANY"), and ANDRE de BRUIN, an individual ("DE BRUIN").

         1. EMPLOYMENT. The Company hereby engages de Bruin as a part-time employee of the Company and Vice Chairman of the Board of Directors (the "BOARD"). The Board may provide such additional designations of title to de Bruin as the Board, in its discretion, may deem appropriate.

         2. DUTIES AND RESPONSIBILITIES. de Bruin will report directly to the Board, who will determine de Bruin's reasonable duties and responsibilities; provided that de Bruin agrees to devote no less than fifty
(50) business days per calendar year of his time and attention to the Company, to use his best efforts to advance the business and welfare of the Company, and to render his services under this Agreement fully, diligently, competently and to the best of his ability.

         3.      COMPENSATION.

                 (A) SALARY. de Bruin's salary during the term of this employment by the Company will be $75,000 per year, less deductions required by law, payable in accordance with the normal bi-weekly payroll practices of the Company.

                 (B) NONSTATUTORY STOCK OPTION. Pursuant to resolutions of the Compensation Committee of the Board of even date herewith, the Company has granted to de Bruin a nonstatutory stock option to purchase up to 300,000 shares of the Company's Common Stock, under the terms and conditions set forth in that certain Stock Option Agreement executed by the Company and de Bruin concurrently with this Agreement, a copy of which is attached hereto as Exhibit A.

                 (C) NO OTHER BENEFITS. The Company and de Bruin acknowledge and agree that because of de Bruin's status as a part-time employee of the Company, de Bruin will not be eligible to participate in any pension, medical, insurance (except directors and officers (D&O) insurance), or other benefit plans maintained or offered by the Company, nor will de Bruin be entitled to receive any vacation or severance benefits related to his employment by the Company.

         4. AT WILL EMPLOYMENT. The Company and de Bruin acknowledge and agree that de Bruin's employment by the Company is expressly "at will" and not for a specified term. This means that either party may terminate de Bruin's employment at any time, with or without cause. Any termination of de Bruin's employment is, however, subject to the terms and provisions of this Agreement.

         5.      INVENTIONS.

                 (A) DISCLOSURE. de Bruin will disclose promptly to the Company each Invention (as defined below), whether or not reduced to practice, that is conceived or learned by de Bruin (either alone or jointly with others) during the term of his employment by the Company. Further, de Bruin will disclose in confidence to the Company all patent applications filed by or on behalf of de Bruin during the term of his employment and for a period of one
(1) year thereafter.

                 For purposes of this Agreement, the term "INVENTION" includes, without limitation, any invention, discovery, know-how, idea, trade secret, technique, formula, machine, method, process, use, apparatus, product, device, composition, code, design, program, confidential information, proprietary information, or configuration of any kind, that is discovered, conceived, developed, made or produced by de Bruin (alone or in conjunction with others) during the duration of de Bruin's employment and for a period of one (1) year thereafter, and which:

                 (i) relates at the time of conception or reduction to practice of the invention, in any manner, to the business of the Company, including actual or demonstrably anticipated research or development;

                 (ii) results from or is suggested by work performed by de Bruin for or on behalf of the Company; or

                                                                   Exhibit 10.21


                 (iii) results from the use of equipment, supplies, facilities, information, time or resources of the Company.

The term Invention will also include any improvements to an Invention, and will not be limited to the definition of patentable or copyrightable invention as contained in the United States patent or copyright laws.

                 (B) COMPANY PROPERTY; ASSIGNMENT. de Bruin acknowledges and agrees that all Inventions will be the sole property of the Company, including, without limitation, all domestic and foreign patent rights, rights of registration or other protection under the copyright laws, or other rights, pertaining to the Inventions. de Bruin hereby assigns all of his right, title and interest in any such Inventions to the Company.

                 (C) EXCLUSION NOTICE. The assignment by de Bruin of Inventions under this Agreement does not apply to any Inventions that are expressly excluded from coverage pursuant to Section 2870 of the California Labor Code. Accordingly, de Bruin is not required to assign an idea or invention for which all of the following are applicable:

                 (i) No equipment, supplies, facility or trade secret information of the Company was used and the invention or idea was developed entirely on de Bruin's own time;

                 (ii) The invention or idea does not relate to the business of the Company;

                 (iii) The invention or idea does not relate to the Company's actual or demonstrably anticipated research or development; and

                 (iv) The invention or idea does not result from any work performed by de Bruin for the Company.

As used in this Section 6(c), "INVENTION" will have the same meaning as "invention" as used in Section 2870 of the California Labor Code.

                 (D) PATENTS AND COPYRIGHTS; ATTORNEY-IN-FACT. de Bruin agrees to assist the Company (at the Company's expense) in any way the Company deems necessary or appropriate from time to time to apply for, obtain and enforce patents on, and to apply for, obtain and enforce copyright protection and registration of, Inventions in any and all countries. To that end, de Bruin will (at the Company's expense), without limitation, testify in any suit or other proceeding involving any Invention, execute all documents that the Company reasonably determines to be necessary or convenient for use in applying for and obtaining patents or copyright protection and registration thereon and enforcing same, and execute all necessary assignments thereof to the Company or parties designated by it. de Bruin's obligations to assist the Company in obtaining and enforcing patents or copyright protection and registration for Inventions will continue beyond termination of his employment, but the Company will compensate de Bruin at a reasonable rate after such termination for the time actually spent by de Bruin at the Company's request on such assistance.
de Bruin hereby irrevocably appoints the Company, and its duly authorized officers and agents, as de Bruin's agent and attorney-in-fact to act for and on behalf of de Bruin in filing all patent applications, applications for copyright protection and registration amendments, renewals, and all other appropriate documents in any way related to Inventions.

         6. NONDISCLOSURE OF CONFIDENTIAL INFORMATION. Except in the performance of his duties hereunder, de Bruin will not disclose to any person or entity or use for his own direct or indirect benefit any Confidential Information (as defined below) pertaining to the Company obtained by de Bruin in the course of his employment with the Company. For purposes of this Agreement, "CONFIDENTIAL INFORMATION" will include all of the Company's confidential or proprietary information, including, without limitation, any information encompassed in all Inventions, and any trade secrets, reports, investigations, experiments, research or developmental work, work in progress, drawings, designs, plans, proposals, codes, marketing and sales programs, financial projections, cost summaries, pricing formula, and all concepts or ideas, materials or information related to the business, products or sales of the Company or the Company's customers, to the extent that such information has not been publicly disseminated by the Company, other than through a breach hereof.

         7. RETURN OF MATERIALS AT TERMINATION. In the event of any termination of de Bruin's employment for any reason whatsoever, de Bruin will promptly deliver to the Company all documents, data, and other information pertaining to Inventions and Confidential Information. de Bruin will not take with him any documents or other information, or any reproduction or excerpt thereof, containing or pertaining to any Inventions or Confidential Information.

                                                                   Exhibit 10.21


         8. NON-SOLICITATION. de Bruin agrees that so long as he is employed by the Company and for a period of one (1) year after termination of his employment for any reason, he will not (a) directly or indirectly solicit, induce or attempt to solicit or induce any Company employee to discontinue his or her employment with the Company; (b) usurp any opportunity of the Company of which de Bruin became aware during his tenure at the Company or which is made available to him on the basis of the belief that de Bruin is still employed by the Company; or (c) directly or indirectly solicit or induce or attempt to influence any person or business that is an account, customer or client of the Company to restrict or cancel the business of any such account, customer or client with the Company.

         9. REMEDIES UPON BREACH. In the event of any breach by de Bruin of Section 5, 6, 7 or 8 of this Agreement, the Company will be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to enjoin de Bruin from violating such terms of this Agreement, to enforce the specific performance by de Bruin of such terms of this Agreement, and to obtain damages, or any of them, but nothing contained herein will be construed to prevent such remedy or combination of remedies as the Company may elect to invoke.

         10. NO WAIVER. The waiver by either party of a breach of any provision of this Agreement will not operate as or be construed as a waiver of any subsequent breach thereof.

         11. NOTICES. Any and all notices referred to herein will be sufficiently furnished if in writing, and sent by registered or certified mail, postage prepaid, to the respective parties at the following addresses or such other address as either party may from time to time designate in writing:





                 To the Company:           QUIDEL CORPORATION
                                           10165 McKellar Court
                                           San Diego, CA  92121
                                           Attention:  Chief Executive Officer

                 To de Bruin:              ANDRE de BRUIN
                                           50 Wildwood Lane
                                           Boulder, CO  80304

         12. ASSIGNMENT. This Agreement may not be assigned by de Bruin. This Agreement will be binding upon the Company's successors and assigns.

         13. ENTIRE AGREEMENT. This Agreement, together with the Stock Option Agreement attached hereto as Exhibit A, supersedes any and all prior written or oral agreements between de Bruin and the Company, and contains the entire understanding of the parties hereto with respect to the terms and conditions of de Bruin's employment with the Company.

         14. GOVERNING LAW. This Agreement will be construed and enforced in accordance with the internal laws and decisions of the State of California.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the Effective Date.



                                                   QUIDEL CORPORATION, a Delaware corporation

                                                   By:        /S/   STEVEN T. FRANKEL
                                                        --------------------------------------
                                                         Steven T. Frankel
                                                         President and Chief Executive Officer


                                                         /S/   ANDRE de BRUIN
                                                    -------------------------------------------
                                                    Andre de Bruin

                                                                   Exhibit 10.21


                                   EXHIBIT A

                             Stock Option Agreement